UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2005

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 2.02. Results of Operations and Financial Condition

The information required by this Item 2.02 is incorporated herein by reference to Item 7.01 hereof.

Item 7.01. Regulation FD Disclosure

On April 26, 2005, First United Corporation (the “Corporation”) will hold its Annual Meeting of Shareholders at which several officers of the Corporation will present information, including certain financial data and performance trends, for fiscal year 2004, which presentations are furnished herewith as Exhibit 99.1.

The information contained in Items 2.02 and 7.01 hereof shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Date: April 26, 2005	By:	/s/ Robert W. Kurtz

Robert W. Kurtz President and CFO

EXHIBIT INDEX

Exhibit	Description

99.1	2005 Annual Meeting of Shareholders Presentation